SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 ------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         GABELLI ASSET MANAGEMENT INC.*
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             (Exact Name of Registrant as Specified in Its Charter)

          New York                                       13-4007862
 ---------------------------------------            ------------------
(State of Incorporation or Organization)            (I.R.S. Employer
                                                    Identification no.)

  One Corporate Center,  Rye, New York                      10580
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(Address of Principal Executive Offices)                 (Zip Code)

 If this form relates to the             If this form relates to the
 registration of a class of              registration of a class of
 securities pursuant to Section          securities pursuant to Section
 12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
 effective upon filing pursuant          effective upon filing to General
 pursuant to General Instruction         Instruction A.(d), check the
 A.(c), please please check the          following box. [ ]
 following box. [x]

 Securities Act registration statement file number to which this form relates: 333-51023

 Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class                 Name of Each Exchange on Which
      to be so Registered                 Each Class is to be Registered
      -------------------                 -------------------------------

      Class A Common Stock,                New York Stock Exchange, Inc.
      par value $.001 per share

 Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
 ---------------------------------------------------------------------------
                              (Title of Class)

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 * The Registrant is currently named Alpha G, Inc. Prior to the effective date of this Registration Statement, the Registrant will amend its certificate of incorporation to change its name to "Gabelli Asset Management Inc."


 ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the registrant's Prospectus, which constitutes a part of the registrant's Registration Statement on Form S-1 (File No. 333-51023), filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.


                                 SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


 Dated:    January 12, 1999


                          ALPHA G, INC. (to be renamed Gabelli Asset
                               Management Inc.)


                          By:  /s/ James E. McKee
                              ---------------------------------------
                              Name:  James E. McKee
                              Title: Vice President, General Counsel
                                     and Secretary